                                                                  Exhibit 2.2(c)

    [LOGO OF MILLER OIL
 CORPORATION APPEARS HERE]



                                        November 12, 1997


Fascimile Transmission
----------------------

To:  Combination Transaction Participants

Dear Participant:

     As you are aware, we have been discussing a possible acquisition by Miller Exploration Company ("MEC") of a significant additional interest in the Mississippi Salt Dome properties to be owned by MEC after consummation of the Combination Transaction.

     We are contemplating a transaction in which the closing would be conditioned upon closing of the initial public offering. We may be required, however, to make a non-refundable down payment of at least 5% of the purchase price with the seller. The down payment will be made by Miller Oil Corporation ("MOC") on behalf of the participants in the Combination Transaction.

     To summarize the proposed transaction, upon closing of the initial public offering, MEC would acquire all of Amerada Hess Corporation's ("AHC") interests in the Mississippi Salt Dome basin properties.

     The interests acquired from AHC would include a 75% working interest in the AMIs over seven (7) salt domes, a 50% working interest in the AMIs over two (2) salt domes, AHC's interest (subject to farmout agreements) in two (2) other domes, field office, equipment, facilities, flow lines, seismic data, computer mapping database, joint venture agreements, and gas purchase, transportation and processing contracts. MEC may also employ some of AHC's personnel.

     The terms of the proposed transaction are as follows: The purchase price would be approximately $50 million, payable $2.5 million as a non-refundable down payment upon execution of a purchase and sale agreement, $42.5 million upon closing within a short period after the closing of the initial public offering and $5 million from a percentage of the revenue stream of and when MEC has recovered $45 million, its capital expenditures for exploration and development attributable to the acquired interest and a return on its investment. The effective date would be approximately November 1, 1997.

     This acquisition would require the issuance of additional stock and, as a result your proportionate ownership in MEC would be reduced. It should be recognized that, although your percentage of ownership would be less, you would own your proportionate share of a company with a higher valuation.

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Albert F. Stevens/Joanna R. Stevens
   ----------------------------------------
    Albert F. Stevens/Joanna R. Stevens

Date: November 12, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Charles F. Knight
   ----------------------------------------
    Charles F. Knight

Date: November 12, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ L. H. Hardy
   ----------------------------------------
    L. H. Hardy

Date: November 14, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ G. O. Brueckner
   ----------------------------------------
    G. O. Brueckner

Date: November 12, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.

    SASI Minerals Company

By: /s/ William Casey McManemin
   ----------------------------------------
    William Casey McManemin
    Attorney-in-fact

Date: November 13, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ David A. Miller
   ----------------------------------------
    David A. Miller

Date: November 13, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Giorgio Vozza
   ----------------------------------------
    Giorgio Vozza

Date: November 14, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Tom Ostergard
   ----------------------------------------
    Tom Ostergard

Date: November 13, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Jerry D. Campbell
   ----------------------------------------
    Jerry D. Campbell

Date: November 14, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Dan A. Hughes Jr.
   ----------------------------------------
    Dan A. Hughes Jr.

Date: November 13, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ C. E. Miller
   ----------------------------------------
    C. E. Miller

Date: November 12, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Kelly E. Miller
   ----------------------------------------
    Kelly E. Miller

Date: November 12, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Howard Holsman
   ----------------------------------------
    Howard Holsman

Date: November 12, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Dennis LeJeune
   ----------------------------------------
    Dennis LeJeune

Date: November 14, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my invesment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Sue Ellen Bell
   ----------------------------------------
    Sue Ellen Bell

Date: November 14, 1997
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my investment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Daniel R. Miller
   ----------------------------------------
    Daniel R. Miller

Date: 11/18/97
     --------------------------

Combination Transaction Participants
Page 2
November 12, 1997



      No assurance can be given as to whether the proposed transaction will be consummated or that the terms would be the same as discussed above.

                                        Sincerely,

                                        MILLER OIL CORPORATION

                                        /s/ Kelly E. Miller

                                        Kelly E. Miller
                                        President

KEM/sc



I hereby confirm receipt of this letter and my investment decision evidenced in the Exchange and Combination Agreement.


By: /s/ Ken Foote
   ----------------------------------------
    Ken Foote

Date: November 12, 1997
     --------------------------